Exhibit 99.1

Veeva Announces Fiscal 2017 Third Quarter Results

Total Revenues of $142.8M, up 34% Year-over-year;

Subscription Services Revenues of $113.6M, up 39% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--November 22, 2016--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal third quarter ended October 31, 2016.

“Our ability to execute across multiple large markets, along with a track record of bringing real cloud innovation and a commitment to the customer, is fundamental to our model,” said CEO Peter Gassner. “This cycle of customer success and our expanding portfolio of cloud solutions fueled strong performance in the quarter and positions us well for continued expansion.”

Fiscal 2017 Third Quarter Results:

  Revenues: Total revenues for the third quarter were $142.8 million, up from $106.9 million one year ago, an increase of 34% year-over-year. Subscription services revenues for the third quarter were $113.6 million, up from $81.7 million one year ago, an increase of 39% year-over-year.
  Operating income and non-GAAP operating income(1): Third quarter operating income was $33.8 million, compared to $20.1 million one year ago, an increase of 68% year-over-year. Non-GAAP operating income for the third quarter was $47.5 million, compared to $28.2 million one year ago, an increase of 69% year-over-year.
  Net income and non-GAAP net income(1): Third quarter net income was $21.6 million, compared to $10.5 million one year ago, an increase of 106% year-over-year. Non-GAAP net income for the third quarter was $31.7 million, compared to $16.9 million one year ago, an increase of 88% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the third quarter, fully diluted net income per share was $0.15, compared to $0.07 one year ago, while non-GAAP fully diluted net income per share was $0.22, compared to $0.12 one year ago.

“Consistently strong demand across product lines drove better than expected revenue and profitability in the third quarter,” said CFO Tim Cabral. “We continue to execute well against our multi-billion dollar market opportunity and remain slightly ahead of our revenue target for 2020.”

Recent Highlights:

  Innovating in Clinical Data Management: Veeva announced its plan to bring a modern cloud approach to clinical data management with the launch of Veeva Vault EDCTM and Veeva Vault eSourceTM to dramatically cut cost and complexity in clinical trials. Together with Vault CTMSTM, Vault eTMFTM, and Vault Study StartupTM, Veeva will deliver the only suite of unified cloud applications that streamline clinical operations and clinical data management, from study start-up to archive.
  Continued Global Momentum with Commercial Cloud: Veeva’s fiscal third quarter saw a number of notable Veeva Commercial CloudTM wins around the world, with top 20 pharmaceutical companies as they increasingly look to Veeva to enable greater commercial agility and efficiency. Key projects also continued successfully, including a new top 20 pharmaceutical with a U.S. go-live, its first-ever Veeva CRMTM project, setting the foundation for future expansion.
  Successful Veeva R&D Summit: Veeva R&D Summit, now in its third year, grew more than 50% to over 650 attendees. More than 130 leading life sciences companies joined the two-day event to learn and share their successes with Veeva’s unified suites of applications for clinical, regulatory, and quality.

Financial Outlook:

Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2017 as follows:

  Total revenues between $145.0 and $146.0 million.
  Non-GAAP operating income between $40.0 and $41.0 million(2).
  Non-GAAP fully diluted net income per share of $0.17(2).

This fourth quarter guidance implies the following for Veeva’s fiscal year ending January 31, 2017:

  Total revenues between $538.9 and $539.9 million.
  Non-GAAP operating income between $153.7 and $154.7 million(2).
  Non-GAAP fully diluted net income per share of $0.68(2).

Conference Call Information:

What:	Veeva’s Fiscal 2017 Third Quarter Results Conference Call
When:	Tuesday November 22, 2016
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 9274 8783
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2017 and fiscal year ending January 31, 2017 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses, and deferred compensation associated with the Zinc Ahead acquisition. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 475 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva's future performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to integrate the Zinc Ahead business, retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; and (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2016. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	October 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$206,078	$132,179
Short-term investments	304,731	214,024
Accounts receivable, net	65,648	144,798
Prepaid expenses and other current assets	13,372	9,963
Total current assets	589,829	500,964
Property and equipment, net	48,169	47,469
Capitalized internal-use software, net	731	979
Goodwill	95,804	95,804
Intangible assets, net	41,333	47,500
Deferred income taxes, noncurrent	9,238	9,359
Other long-term assets	3,370	3,724
Total assets	$788,474	$705,799

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,048	$4,600
Accrued compensation and benefits	9,875	12,451
Accrued expenses and other current liabilities	10,794	11,059
Income tax payable	4,848	750
Deferred revenue	137,051	157,419
Total current liabilities	167,616	186,279
Deferred income taxes, noncurrent	9,535	10,622
Other long-term liabilities	5,418	3,649
Total liabilities	182,569	200,550
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	415,103	361,691
Accumulated other comprehensive income	319	172
Retained earnings	190,482	143,385
Total stockholders’ equity	605,905	505,249
Total liabilities and stockholders’ equity	$788,474	$705,799

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$113,575	$81,736	$314,818	$225,910
Professional services and other	29,204	25,185	79,072	69,041
Total revenues	142,779	106,921	393,890	294,951
Cost of revenues(3):
Cost of subscription services	24,233	18,273	69,086	50,965
Cost of professional services and other	19,692	18,739	58,125	51,505
Total cost of revenues	43,925	37,012	127,211	102,470
Gross profit	98,854	69,909	266,679	192,481
Operating expenses(3):
Research and development	25,012	17,667	70,648	45,879
Sales and marketing	28,391	20,345	84,022	53,898
General and administrative	11,641	11,797	36,571	29,326
Total operating expenses	65,044	49,809	191,241	129,103
Operating income	33,810	20,100	75,438	63,378
Other income, net	525	110	1,910	428
Income before income taxes	34,335	20,210	77,348	63,806
Provision for income taxes	12,705	9,728	30,251	26,936
Net income	$21,630	$10,482	$47,097	$36,870

Net income attributable to common stockholders, basic and diluted:	$21,630	$10,473	$47,095	$36,832

Net income per share attributable to common stockholders:
Basic	$0.16	$0.08	$0.35	$0.28
Diluted	$0.15	$0.07	$0.32	$0.25

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	135,624	132,413	135,144	131,731
Diluted	147,436	145,063	147,073	144,909
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$(229)	$(34)	$43	$(113)
Net change in cumulative foreign currency translation gain (loss)	(321)	79	104	112
Comprehensive income	$21,080	$10,527	$47,244	$36,869

(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$294	$149	$791	$396
Cost of professional services and other	1,603	1,042	4,288	2,757
Research and development	3,237	2,021	8,443	5,047
Sales and marketing	3,592	1,932	9,389	4,807
General and administrative	2,229	1,547	6,201	4,094
Total stock-based compensation	$10,955	$6,691	$29,112	$17,101

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$21,630	$10,482	$47,097	$36,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,469	2,481	10,344	4,849
Amortization of premiums on short-term investments	481	693	1,370	2,206
Stock-based compensation	10,955	6,691	29,112	17,101
Deferred income taxes	(157)	(308)	(959)	(308)
Bad debt expense	235	(35)	120	203
Changes in operating assets and liabilities:
Accounts receivable	23,080	(2,689)	79,030	22,842
Income taxes	1,330	2,758	2,974	2,601
Other current and long-term assets	5,300	6,266	(2,776)	739
Accounts payable	(1,457)	1,074	414	874
Accrued expenses and other current liabilities	(1,663)	3,300	(2,768)	3,637
Deferred revenue	(38,667)	(11,567)	(19,368)	(15,415)
Other long-term liabilities	457	589	1,509	509
Net cash provided by operating activities	24,993	19,735	146,099	76,708
Cash flows from investing activities
Purchases of short-term investments	(89,826)	(94,195)	(273,785)	(262,110)
Maturities and sales of short-term investments	53,575	180,785	181,751	297,537
Purchases of property and equipment	(1,456)	(4,556)	(4,372)	(19,048)
Acquisitions, net of cash acquired	—	(116,189)	—	(126,183)
Purchases of intangible assets	—	—	—	(568)
Capitalized internal-use software development costs	(32)	—	(241)	(194)
Changes in restricted cash and deposits	(1)	—	102	3
Net cash provided by (used in) investing activities	(37,740)	(34,155)	(96,545)	(110,563)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	—	—	10
Proceeds from exercise of common stock options	3,473	1,368	8,001	4,138
Restricted stock units acquired to settle employee tax withholding liability	(1)	—	(13)	(6)
Excess tax benefits from employee stock plans	5,309	1,817	16,249	8,968
Net cash provided by financing activities	8,781	3,185	24,237	13,110
Effect of exchange rate changes on cash and cash equivalents	(321)	53	108	86
Net change in cash and cash equivalents	(4,287)	(11,182)	73,899	(20,659)
Cash and cash equivalents at beginning of period	210,365	119,776	132,179	129,253
Cash and cash equivalents at end of period	$206,078	$108,594	$206,078	$108,594

Non-GAAP Financial Measures

In this release, Veeva has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP metrics provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing and size of acquisitions. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid to certain former Zinc Ahead employee shareholders and option holders, who remain employed with Veeva on each deferred consideration payment date, at a rate of one-third of the deferred consideration amount per year. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Cost of subscription services revenues on a GAAP basis	$24,233	$18,273	$69,086	$50,965
Stock-based compensation expense	(294)	(149)	(791)	(396)
Amortization of purchased intangibles	(1,079)	(760)	(3,260)	(1,697)
Amortization of internal-use software	(169)	(207)	(531)	(587)
Cost of subscription services revenues on a non-GAAP basis	$22,691	$17,157	$64,504	$48,285

Gross margin on subscription services revenues on a GAAP basis	78.7%	77.6%	78.1%	77.4%
Stock-based compensation expense	0.3	0.2	0.2	0.2
Amortization of purchased intangibles	1.0	0.9	1.0	0.7
Amortization of internal-use software	—	0.3	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	80.0%	79.0%	79.5%	78.6%

Cost of professional services and other revenues on a GAAP basis	$19,692	$18,739	$58,125	$51,505
Stock-based compensation expense	(1,603)	(1,042)	(4,288)	(2,757)
Deferred compensation associated with Zinc Ahead acquisition	(6)	—	(23)	—
Cost of professional services and other revenues on a non-GAAP basis	$18,083	$17,697	$53,814	$48,748

Gross margin on professional services and other revenues on a GAAP basis	32.6%	25.6%	26.5%	25.4%
Stock-based compensation expense	5.5	4.1	5.4	4.0
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	38.1%	29.7%	31.9%	29.4%

Gross profit on a GAAP basis	$98,854	$69,909	$266,679	$192,481
Stock-based compensation expense	1,897	1,191	5,079	3,153
Amortization of purchased intangibles	1,079	760	3,260	1,697
Amortization of internal-use software	169	207	531	587
Deferred compensation associated with Zinc Ahead acquisition	6	—	23	—
Gross profit on a non-GAAP basis	$102,005	$72,067	$275,572	$197,918

Gross margin on total revenues on a GAAP basis	69.2%	65.4%	67.7%	65.3%
Stock-based compensation expense	1.3	1.1	1.3	1.0
Amortization of purchased intangibles	0.8	0.7	0.9	0.6
Amortization of internal-use software	0.1	0.2	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on total revenues on a non-GAAP basis	71.4%	67.4%	70.0%	67.1%

Research and development expense on a GAAP basis	$25,012	$17,667	$70,648	$45,879
Stock-based compensation expense	(3,237)	(2,021)	(8,443)	(5,047)
Capitalization of internal-use software	32	—	241	194
Deferred compensation associated with Zinc Ahead acquisition	(108)	—	(325)	—
Research and development expense on a non-GAAP basis	$21,699	$15,646	$62,121	$41,026

Sales and marketing expense on a GAAP basis	$28,391	$20,345	$84,022	$53,898
Stock-based compensation expense	(3,592)	(1,932)	(9,389)	(4,807)
Amortization of purchased intangibles	(975)	(393)	(2,904)	(545)
Deferred compensation associated with Zinc Ahead acquisition	(18)	—	(54)	—
Sales and marketing expense on a non-GAAP basis	$23,806	$18,020	$71,675	$48,546

General and administrative expense on a GAAP basis	$11,641	$11,797	$36,571	$29,326
Stock-based compensation expense	(2,229)	(1,547)	(6,201)	(4,094)
Deferred compensation associated with Zinc Ahead acquisition	(398)	—	(2,271)	—
General and administrative expense on a non-GAAP basis	$9,014	$10,250	$28,099	$25,232

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Operating expense on a GAAP basis	$65,044	$49,809	$191,241	$129,103
Stock-based compensation expense	(9,058)	(5,501)	(24,033)	(13,949)
Amortization of purchased intangibles	(975)	(393)	(2,904)	(545)
Capitalization of internal-use software	32	—	241	194
Deferred compensation associated with Zinc Ahead acquisition	(524)	—	(2,650)	—
Operating expense on a non-GAAP basis	$54,519	$43,915	$161,895	$114,803

Operating income on a GAAP basis	$33,810	$20,100	$75,438	$63,378
Stock-based compensation expense	10,955	6,691	29,112	17,101
Amortization of purchased intangibles	2,054	1,153	6,164	2,242
Capitalization of internal-use software	(32)	—	(241)	(194)
Amortization of internal-use software	169	207	531	587
Deferred compensation associated with Zinc Ahead acquisition	530	—	2,673	—
Operating income on a non-GAAP basis	$47,486	$28,151	$113,677	$83,114

Operating margin on a GAAP basis	23.7%	18.8%	19.2%	21.5%
Stock-based compensation expense	7.7	6.2	7.4	5.8
Amortization of purchased intangibles	1.4	1.1	1.5	0.8
Capitalization of internal-use software	0.1	—	—	(0.1)
Amortization of internal-use software	0.1	0.2	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	0.3	—	0.7	—
Operating margin on a non-GAAP basis	33.3%	26.3%	28.9%	28.2%

Net income on a GAAP basis	$21,630	$10,482	$47,097	$36,870
Stock-based compensation expense	10,955	6,691	29,112	17,101
Amortization of purchased intangibles	2,054	1,153	6,164	2,242
Capitalization of internal-use software	(32)	—	(241)	(194)
Amortization of internal-use software	169	207	531	587
Deferred compensation associated with Zinc Ahead acquisition	530	—	2,673	—
Income tax effect on non-GAAP adjustments	(3,561)	(1,629)	(10,090)	(4,376)
Net income on a non-GAAP basis	$31,745	$16,904	$75,246	$52,230

Net income allocated to participating securities on a GAAP basis	$—	$(9)	$(2)	$(38)
Net income allocated to participating securities from non-GAAP adjustments	—	(6)	—	(15)
Net income allocated to participating securities on a non-GAAP basis	—	(15)	(2)	(53)
Net income attributable to common stockholders on a non-GAAP basis	$31,745	$16,889	$75,244	$52,177

Diluted net income per share on a GAAP basis	$0.15	$0.07	$0.32	$0.25
Stock-based compensation expense	0.08	0.05	0.20	0.12
Amortization of purchased intangibles	0.01	0.01	0.04	0.02
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	0.03	—
Income tax effect on non-GAAP adjustments	(0.02)	(0.01)	(0.08)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.22	$0.12	$0.51	$0.36

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com